UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	August 3, 2018
(August 3, 2018)

Commission	Name of Registrants, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

001-32462	PNM Resources, Inc.	85-0468296
(A New Mexico Corporation)
414 Silver Ave. SW
Albuquerque, New Mexico 87102-3289
(505) 241-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

PNM Resources, Inc. (the “Company”) maintains a stock purchase and dividend reinvestment plan (the “Plan”). The Plan is designed to provide the Company’s investors with a method of purchasing shares of the Company’s common stock and reinvesting all or a percentage of their cash dividends in additional shares of common stock. On March 1, 2018, the Company filed with the Securities and Exchange Commission a shelf registration statement on Form S-3 ASR (No. 333-223336) (the “New Registration Statement”) which replaced the Company’s prior shelf registration statement. In order to continue to maintain the Plan, on August 3, 2018, the Company filed a prospectus supplement (the “Prospectus Supplement”) to the prospectus included in the New Registration Statement relating to the Plan.

Attached as Exhibit 5.1 to this Current Report is a copy of the opinion of Leonard D. Sanchez, Associate General Counsel of the Company, with respect to the validity of the common stock offered pursuant to the Prospectus Supplement. Attached as Exhibit 99.1 to this Current Report is certain information relating to Part II, Item 14 “Other Expenses of Issuance and Distribution” of the New Registration Statement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

5.1	Opinion of Leonard D. Sanchez, Esq.
23.1	Consent of Leonard D. Sanchez, Esq. (included in Exhibit 5.1)
99.1	Information relating to Part II, Item 14 “Other Expenses of Issuance and Distribution” of the Registration Statement (Registration No. 333-223336)
99.2
Third Amended and Restated PNM Resources, Inc. Direct Plan effective August 9, 2012 (filed as Exhibit 4.1 to PNM Resource’s Registration Statement on Form S-3ASR filed August 9, 2012 under SEC File No. 333-183180)

99.3
First Amendment to Third Amended and Restated PNM Resources, Inc. Direct Plan effective August 4, 2015 (filed as Exhibit 4.1 to PNM Resource’s Registration Statement on Form S-3ASR filed August 4, 2015 under SEC File No. 333-206087)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC.
(Registrant)

Date: August 3, 2018	/s/ Joseph D. Tarry
Joseph D. Tarry
Vice President, Finance and Controller
(Officer duly authorized to sign this report)